                  [SHEARMAN & STERLING LLP LETTERHEAD OMITTED]

                             SHEARMAN & STERLING LLP

                              599 LEXINGTON AVENUE
                             NEW YORK, NY 10022-6069
                                  212 848-4000

                                 March 24, 2005

Mastellone Hermanos
E. Ezcurra 365, Piso 2, Of. 310
(C1107CLA) Buenos Aires, Argentina

                      Registration Statement No. 333-122268
                      -------------------------------------
                          Exhibit 8 - U.S. Tax Opinion
                          ----------------------------

Ladies & Gentlemen:

            We are acting as United States federal income tax counsel to
Mastellone Hermanos S.A., a corporation organized under the laws of Argentina
(the "Company"), in connection with the preparation and filing with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, of a Registration Statement on Form F-4 (the "Registration
Statement") relating to the offer to exchange (the "Exchange Offer") the
Company's outstanding unregistered $157,190,000 aggregate principal amount of 8%
Collateralized Senior Notes due 2012, Series A-1 and Series B-1 (the
"Outstanding Notes") for a like principal amount of the Company's 8%
Collateralized Senior Notes due 2012, Series A-2 and Series B-2 (the "Exchange
Notes") that will be registered under the Securities Act, all as set forth in the prospectus forming a part of the Registration Statement (the "Prospectus").

                  In our opinion, the discussion set forth in the Prospectus under the caption "Material U.S. Federal Income Tax Considerations," accurately describes, subject to the limitations and conditions set forth therein, the material United States federal income tax considerations relevant to the exchange of the Outstanding Notes for the Exchange Notes

March 24, 2005

pursuant to the Exchange Offer and the purchase, ownership and disposition of the Exchange Notes by U.S. holders as described therein.

                  No opinion is expressed as to any other matter, including any aspect of state, local or foreign tax law. The foregoing opinion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations (including proposed Regulations and temporary Regulations) promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect.

                  This opinion is rendered to you in connection with the
transactions contemplated by the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

                  This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, which may occur after the date of this opinion that might affect the opinion expressed herein.

                  We hereby consent to the use of this opinion with the
Commission as an exhibit to the Registration Statement

                                             Very truly yours,

                                             /s/ Shearman & Sterling LLP
                                             ---------------------------
                                                 Shearman & Sterling LLP

LMB/MG